                                                                     Exhibit 1.2

                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT


                                                            Dated: June 22, 1999


To:   ABN AMRO MORTGAGE CORPORATION

Re: Underwriting Agreement, dated as of June 22, 1999 (the "Underwriting Agreement")


Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $405,412,244 original principal amount of Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of June 1, 1999 among the Company, as depositor, LaSalle Home Mortgage Corporation, as servicer and Chase Bank of Texas, National Association as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on June 25, 1999. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation: 1999-4

Terms of the Certificates and Underwriting Compensation:


                          Original
                          Principal               Interest          Price to
Classes                    Amount                   Rate*            Public

Class IA-1              $   25,615,000             6.50%
Class IA-2              $  109,340,000             6.50%
Class IA-3              $   36,323,000             6.75%
Class IA-4              $   33,553,442             6.50%
Class IA-5              $   51,230,000             6.50%
Class IA-6              $   23,785,000             7.00%
Class IA-7              $   26,011,000             6.50%
Class IA-8              $   12,310,000             6.50%
Class IA-9              $    6,108,000             7.00%
Class IA-10             $    3,932,961             0.00%***
Class IA-11             $    3,074,000             7.00%
Class IA-12             $      665,000             6.50%
Class IA-13             $   10,246,116             6.50%
Class IA-X1             $    6,234,751             6.50%**
Class IA-X2             $   10,902,679             6.50%**
Class IA-P              $      948,923             0.00%***
Class IIA-1             $   37,432,000             6.00%
Class IIA-2             $    1,500,000             6.00%
Class IIA-3             $    9,690,976             6.00%
Class IIA-X             $    2,336,732             6.00%**
Class IIA-P             $      569,880             0.00%***
--------------------------------------------------------------

Class M                 $    8,582,337               +
Class B-1               $    3,065,120               +
Class B-2               $    1,430,389               +
Class R****             $          100             6.00%


* Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Mortgage Interest Rate (as defined in the Prospectus Supplement).

** Not entitled to receive distributions of principal. Will accrue interest on the related Notional Amounts as described in the Prospectus Supplement.

***    Will not be entitled to distributions of interest.

**** Will be comprised of two Components, Components R-1, which represents the sole residual interest in REMIC I (as defined in the Prospectus Supplement), and Component R-2, which represents the sole residual interest in REMIC II (as defined in the Prospectus Supplement).

+ The interest rate on these classes of certificates will vary from 6.00% to 6.50% per annum. The initial interest rate on each class of these certificates will be approximately 6.44% per annum.


Certificate Rating:

         Standard & Poor's, a Division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") shall each assign a rating of "AAA" to the Class A Certificates (other than the Class IA-10, Class IA-X1, Class IA-X2, Class IA-P, Class IIA-X and Class IIA-P Certificates, which will each be assigned a rating of "AAAr" from S&P) and Class R Certificate. Fitch shall assign a rating of not less than "AA" to the Class M Certificates, not less than "A" to the Class B-1 Certificates and not less than "BBB" to the Class B-2 Certificates.


REMIC Election:

         The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests." The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC II and REMIC I.

Credit Enhancement:

         Senior/Subordinated: Shifting interest


Cut-off Date:

         The Cut-off Date is June 1, 1999.


Distribution Date:

         The 25th day of each month (or, if such 25th day is not a business day, the business day immediately following) commencing July, 1999.


Purchase Price:

         The purchase price payable by the Underwriter for the Certificates is approximately 98.6155247% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from June 1, 1999 up to but not including the Closing Date.


Underwriting Commission:

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.


Closing Date and Location:

         June 25, 1999 at the Chicago, Illinois offices of Mayer, Brown & Platt.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.


                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION


                                       By:  /s/ Shannon Smith
                                           -------------------------------------
                                             Name: Shannon Smith
                                             Title: Senior Vice President



                                       ABN AMRO INCORPORATED


                                       By:  /s/ Maria Fregosi
                                           -------------------------------------
                                             Name: Maria Fregosi
                                             Title: First Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION


By:  /s/ Stewart W. Fleming
    -------------------------------------
     Name: Stewart W. Fleming
     Title: Senior Vice President



STANDARD FEDERAL BANCORPORATION, INC.


By:  /s/ Joseph E. Krull
    -------------------------------------
      Name: Joseph E. Krull
      Title: Executive Vice President

                                    Exhibit I

                                                       Original
                                                       Principal
                                                       Amount of
                                                       Certificates
Name

DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION



                                    Total             $405,413,244




